UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue Ames, Iowa		50010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	REGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 13, 2022, in connection with the Merger (as defined below), Renewable Energy Group, Inc. (“REG” or the “Company”) terminated and repaid in full all outstanding obligations due under the Credit Agreement, dated as of December 23, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among REG Services Group, LLC, an Iowa limited liability company and REG Marketing & Logistics Group, LLC, an Iowa limited liability company, as borrowers, certain financial institutions, as lenders, and Wells Fargo Capital Finance, LLC, as agent for such lenders. In connection with the termination and repayment in full of all outstanding obligations under the Credit Agreement, all related liens and security interests securing the Credit Agreement were terminated and released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, REG entered into an Agreement and Plan of Merger dated February 27, 2022 (the “Merger Agreement”) with Chevron Corporation, a Delaware corporation (“Parent”), and Cyclone Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”). As previously announced, on May 17, 2022, at an annual meeting of the shareholders of REG, the shareholders of REG approved the Merger Agreement. The Merger Agreement provides, among other things, at the Effective Time (as defined in the Merger Agreement) and subject to the terms and conditions set forth therein, that Merger Subsidiary was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). REG common stock was suspended from trading on the Nasdaq Stock Market LLC (“Nasdaq”) prior to the open of trading on June 13, 2022.

At the Effective Time, and as a result of the Merger:

•

Each share of common stock, par value $0.0001, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement)) was converted into the right to receive $61.50 in cash, without interest, less any applicable withholding taxes (the “Merger Consideration”).

•

Each outstanding award of Company stock appreciation rights (each, a “Company SAR”) vested and was cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price applicable to such Company SAR multiplied by (y) the number of shares of Company Common Stock subject to such Company SAR.

•

Each outstanding restricted stock unit award that vests solely on the passage of time held by a Company non-employee director (each, a “Company Director RSU”) vested and was cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Company Director RSU.

•

Each outstanding restricted stock unit award that vests solely on the passage of time and is not a Company Director RSU (each, a “Company Employee RSU”) to the extent vested immediately prior to the Effective Time was cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of vested shares of Company Common Stock subject to such Company Employee RSU.

•

Each outstanding Company Employee RSU Award to the extent unvested immediately prior to the Effective Time (each, an “Unvested Company Employee RSU Award”) and certain performance-based restricted stock unit awards set forth on a schedule to the Merger Agreement (the “Scheduled PSU Awards”) was cancelled and converted into the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable (such converted award, an “Assumed RSU Award”). Each Assumed RSU Award was subject to the vesting schedule applicable to the corresponding Unvested Company Employee RSU Award immediately prior to the Effective Time (including, with respect to the Scheduled PSU Awards, the performance vesting conditions).

•

Except with respect to the Scheduled PSU Awards, each outstanding restricted stock unit award that corresponds to shares of Company Common Stock granted under any Company Benefit Plan and vests based on the achievement of performance goals (each, a “Company PSU Award”) was cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company PSU Award (assuming that any performance based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels) (each such converted award, an “Assumed PSU Award”). Each Assumed PSU Award was subject to the vesting schedule applicable to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to REG’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 28, 2022, the terms of which are incorporated herein by reference.

The disclosure regarding the Merger set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date (as defined in the Merger Agreement), in connection with the consummation of the Merger, REG notified Nasdaq that the Merger had been consummated and requested that the trading of its common stock on Nasdaq be suspended and that the listing of its shares on Nasdaq be withdrawn. In addition, REG requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of its shares from Nasdaq and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of REG occurred, and REG became a direct, wholly-owned subsidiary of Parent.

The information set forth in Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors and officers of REG immediately prior to the Effective Time ceased to be directors or officers of REG at the Effective Time. At the Effective Time, Harsh Goyal, Frank W. Mount and Andrew B. Walz became the directors of REG, and Kevin E. Lucke became the President.

At the Effective Time, Mr. Lucke became the President of Chevron’s Renewable Fuels – REG Business Unit. From November 2020 to the Effective Time, Mr. Lucke, 63, was the Director, Integrated Supply Chain of Chevron, and was previously Vice President, Supply Chain within Lubricants from December 2014 to November 2020. He has spent more than 40 years at Chevron in the Downstream & Chemical business. Mr. Lucke received his bachelor’s degree in Chemical Engineering from Iowa State University and his M.B.A. from Pepperdine University.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, REG’s certificate of incorporation and by-laws were amended and restated in their entirety as the certificate of incorporation in the form prescribed by the Merger Agreement and by-laws of Merger Subsidiary as in effect immediately prior to the Effective Time. Copies of REG’s amended and restated certificate of incorporation and by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, Parent issued a news release announcing, among other things, the completion of the Merger and that trading of the Shares on Nasdaq will cease in connection therewith. A copy of the news release is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any REG filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Pursuant to the indenture, dated as of May 20, 2021, among REG, the guarantors party thereto from time to time and UMB Bank, N.A., as trustee (as amended and supplemented through the date hereof, the “Indenture”), governing REG’s 5.875% Senior Secured Green Notes due 2028 (the “Notes”), REG previously issued a Conditional Notice of Partial Redemption to holders of the Notes to redeem 35% in aggregate principal amount (i.e., $192,500,000) of the Notes on June 20, 2022 (the “Partial Redemption” and the “Partial Redemption Date”, respectively). The redemption price for the Notes to be redeemed shall be equal to 105.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the Partial Redemption Date (the “Partial Redemption Price”). The Partial Redemption is conditioned on (i) the completion of the Merger (the “Acquisition Condition”) and (ii) the receipt of net cash proceeds at least equal to the Partial Redemption Price from one or more Equity Offerings (as defined in the Indenture) (the “Financing Condition”), in each case at least one Business Day (as defined in the Indenture) prior to the Partial Redemption Date. As June 20, 2022 will not be a Business Day (as defined in the Indenture), the Partial Redemption Price will, pursuant to the Indenture, be due on the next Business Day following June 20, 2022 (or a later date that is a Business Day) so long as both such conditions have been satisfied one Business Day prior to such next Business Day (or such later date).

In addition, pursuant to the Indenture, REG previously issued a Conditional Notice of Full Redemption to holders of the Notes to redeem all Notes that remain outstanding at least one Business Day following the consummation of the Partial Redemption (the “Full Redemption” and the “Full Redemption Date”, respectively). The redemption price for the Notes to be redeemed shall be equal to 100% of the principal amount of the Notes outstanding, plus the Make Whole Premium (as defined in the Indenture) at the Full Redemption Date, plus accrued and unpaid interest, if any, to, but not including, the Full Redemption Date (the “Full Redemption Price”). The Full Redemption is conditioned on (i) the completion of the Acquisition Condition at least two Business Days prior to the Full Redemption Date and (ii) the completion of the Partial Redemption at least one Business Day prior to the Full Redemption Date.

The Acquisition Condition was satisfied on June 13, 2022 and REG expects the Financing Condition to be satisfied at least one Business Day prior to June 21, 2022, the expected Partial Redemption Date. The Full Redemption Date is expected to be June 22, 2022.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 27, 2022, by and among Renewable Energy Group, Inc., Cyclone Merger Sub Inc. and Chevron Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 28, 2022).

3.1	Amended and Restated Certificate of Incorporation of Renewable Energy Group, Inc.

3.2	Second Amended and Restated Bylaws of Renewable Energy Group, Inc.

99.1	News Release of Chevron Corporation, dated June 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWABLE ENERGY GROUP, INC.

Date: June 13, 2022	By:	/s/ Kevin Lucke
Kevin Lucke
President